Lessee

CUMMINGS PROPERTIES, LLC
STANDARD FORM

B-04130097-NRH-B

LEASE EXTENSION # 1

In connection with a lease in effect between the parties at 100 Cummings Center, Suite 151-B, Beverly, Massachusetts ("premises" or "leased premises"), fully executed on July 8, 2008 and currently terminating on September 30, 2013, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and KARD, Inc. and Cellceutix Corporation, LESSEE, hereby agree to amend said lease, including its terms, conditions, covenants, and obligations ("terms"), as follows:

1. The lease is hereby extended for an additional term of five years ending at noon on September 30, 2018.

2. The lease, including all terms, shall be automatically extended for additional successive periods of five year(s) each unless LESSOR or LESSEE serves written notice, either party to the other, of either party's option not to so extend the lease. The time for serving such written notice shall be not more than 12 months or less than six months prior to the expiration of the then-current lease period. Time is of the essence.

3. If LESSEE is a trust, corporation, partnership or other limited liability entity, LESSEE shall serve written notice to LESSOR within 30 days following the date LESSEE: (a) changes its legal name, (b) merges into or consolidates with a third party, (c) files articles of entity conversion, (d) changes its state of organization/registration, (e) voluntarily or involuntarily dissolves or revokes its articles of organization, articles of incorporation or other charter documents, or (f) changes any trustee(s).

4. Paragraph B of the Rider to Lease is hereby deleted and the following shall now apply. **ACTIVITY AND USE LIMITATION.** Except as provided below, with respect to leases at Cummings Center in Beverly and 10 and 18 Commerce Way in Woburn (only), the following activities and uses are expressly prohibited at the property of which the premises are a part: residential uses (except for facilities for adult congregate care or assisted living, senior housing, nursing home uses and other adult residential facilities in certain designated areas of the property); child care, day care, or public or private elementary or secondary schools; a public park, playground or playing field, or other activities involving more than casual contact with the ground; cultivation out-of-doors of fruits and vegetables destined for human consumption; and fishing or swimming in the ponds and other waterways on or adjacent to the property. In addition, implementation of a health and safety plan is required for construction, utilities maintenance and other intrusive activities which are likely to involve extensive exposure to or contact with subsurface soils at the property. Notwithstanding the foregoing, residential, school, child care, day care and children's learning center uses (and associated outside recreational activities and/or associated playground) are authorized in specific locations at Cummings Center and/or 10 and 18 Commerce Way. As to Cummings Center, the Notice of Activity and Use Limitation dated April 26, 1996 was recorded at the Essex (South) Registry of Deeds at Book 13533, Page 559, and amended on September 2, 1997 (Book 14299, Page 257), June 19, 2003 (Book 21871, Page 314), March 10, 2005 (Book 24047, Page 1), August 11, 2006 (Book 25994, Page 425), and September 17, 2008 (Book 28043, Page 576). As to 10 and 18 Commerce Way, the Notice of Activity and Use Limitation dated December 12, 1996 was recorded at the Middlesex (South) Registry of Deeds at Book 26901, Page 293 and registered with the Middlesex Registry District of the Land Court as Document No. 1231513, and amended on September 24, 2002 (Book 36592, Page 499) and September 19, 2007 (Book 50124, Page 578 and Land Court Document No. 01454912).

5. * Innovative Medical Research LLC (a MA LLC), 100 Cummings Center, Suite 151-B, Beverly, MA 01915, is hereby added as LESSEE in addition to Cellceutix Corporation and KARD, Inc. "LESSEE" as used in the lease, including all amendments and extensions thereto, shall refer to Cellceutix Corporation, KARD, Inc., and Innovative Medical Research LLC, and their responsibility shall be joint and several pursuant to Section 28(g) of the lease. Innovative Medical Research LLC shall, upon its execution of this extension, supply LESSOR with a certificate of insurance in the amount of $1,000,000 naming LESSOR and the owner of the building (OWNER) as additional insureds. LESSOR and OWNER shall be included as additional insureds using standard endorsement ISO Form CG 20 26 11 85 or another similar form specifically approved in writing in advance by LESSOR.

6. * Notwithstanding anything to the contrary in the lease, provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of the lease, KARD, Inc.'s liability as LESSEE under the lease shall not extend to any obligations of LESSEE arising under the lease after 12:00 PM on September 30, 2013 (the "Release Date"). KARD, Inc. acknowledges and agrees that KARD, Inc.'s possessory interest in the premises shall terminate as of 12:00 PM on the Release Date.

This extension shall not bind any party in any manner whatsoever until it has been executed by all parties. All other terms of the lease shall continue to apply, and to the extent any inconsistency exists between this extension and the lease, including any prior amendments, the terms herein shall control and supersede any earlier provisions. In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this extension to be executed this 30th day of AUGUST, 2013.

LESSOR: CUMMINGS PROPERTIES, LLC

By: Stephen A. [signature] Duly Authorized

LESSEE: CELLCEUTIX CORPORATION

By: Krishna Menon Duly Authorized

Print Name: KRISHNA MENON

Title: President

LESSEE: KARD, INC.

By: Krishna Menon Duly Authorized

Print Name: KRISHNA MENON

Title: President

LESSEE: INNOVATIVE MEDICAL RESEARCH LLC

By: Krishna Menon Duly Authorized

Print Name: KRISHNA MENON

Title: DIRECTOR

CUMMINGS PROPERTIES, LLC
STANDARD FORM

Lessee

B-09130242-NRH-A

AMENDMENT TO LEASE # 1

In connection with a lease in effect between the parties at 100 Cummings Center, Suite 151-B, Beverly, Massachusetts ("premises" or "leased premises"), fully executed on July 8, 2008 and currently terminating on September 30, 2018, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and KARD, Inc., Cellceutix Corporation, and Innovative Medical Research LLC, LESSEE, hereby agree to amend said lease, including its terms, conditions, covenants, and obligations ("terms"), as follows:

1. Effective October 1, 2013, base rent shall be changed to two hundred seven thousand four hundred ninety two (207,492) dollars per year or $ 17,291 per month.

2. Effective October 1, 2013, the base month from which to determine the amount of each annual increase in the "Cost of Living" shall be November 2012, which figure shall be compared with the figure for November 2013, and each November thereafter to determine the increase (if any) in the base rent to be paid during the following calendar year.

3. * Effective October 1, 2013, the size of the premises shall be increased by approximately 452 square feet (including 15.4% common area), from approximately 12,010 square feet (including 15.4% common area), to a new total of approximately 12,462 square feet (including 15.4% common area) with the addition of 100 Cummings Center, Suite 151-F.

4. * LESSEE agrees to take possession of Suite 151-F in "as is" condition.

5. * Notwithstanding Sections 3 and 5 of the lease, Suite 151-F shall be used for inactive storage (only), and accordingly, no heating or air conditioning shall be provided there. In addition, LESSOR shall pay for any existing lighting at Suite 151-F (only).

6. LESSEE acknowledges the existence of doors located within ~~the premises~~ Suite 151-F SSB that provide access to certain mechanical equipment of LESSOR serving the building. LESSEE agrees that LESSOR and its employees, agents and designees may enter the premises at any time to pass through said doors to evaluate, maintain, repair, operate, replace or otherwise service said mechanical equipment.

This amendment shall not bind any party in any manner whatsoever until it has been executed by all parties. All other terms of the lease shall continue to apply, and to the extent any inconsistency exists between this amendment and the lease, including any prior amendments, the terms herein shall control and supersede any earlier provisions. In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this amendment to be executed this 25th day of September, 2013.

LESSOR: **CUMMINGS PROPERTIES, LLC**

By: [signature] Duly Authorized

LESSEE: **CELLCEUTIX CORPORATION**

By: [signature] Duly Authorized

Print Name: KRISHNA MENON

Title: President

LESSEE: **INNOVATIVE MEDICAL RESEARCH LLC**

By: [signature] Duly Authorized

Print Name: KRISHNA MENON

Title: President.